UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2012

Blackbaud, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In connection with the closing of the merger of Blackbaud, Inc.’s wholly owned subsidiary, Caribou Acquisition Corporation, with and into Convio, Inc., as more fully described below, Blackbaud has designated Convio as a material domestic subsidiary under its credit facility. As a material domestic subsidiary, Convio entered into a Guaranty Agreement on May 4, 2012 in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, to guarantee amounts outstanding under the credit facility. On May 4, 2012, Convio also became a party to the Amended and Restated Pledge Agreement dated as of February 9, 2012, by Blackbaud in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the ratable benefit of itself and the lenders referred to therein, and pledged certain stock of its subsidiaries. JPMorgan Chase Bank, N.A and other agents under Blackbaud’s credit facility and their respective affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, cash management services, interest rate swaps and other advisory services to Blackbaud. These parties have received, and may in the future receive, customary compensation from Blackbaud for such services. The description of the Guaranty Agreement provided herein is qualified in its entirety by reference to the full and complete terms contained in the Guaranty Agreement filed as Exhibit 10.58 to this report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 4, 2012, Blackbaud completed its acquisition of Convio through a “short-form” merger under Delaware law of Caribou Acquisition Corporation with and into Convio. The merger followed the expiration on May 2, 2012 of Caribou Acquisition Corporation’s tender offer for all of Convio’s common stock outstanding. As of immediately prior to the merger’s closing, Caribou Acquisition Corporation had acquired approximately 90.4% of Convio common stock, and, accordingly, did not close on the “top-up” option it previously exercised.

In connection with the merger, each share of Convio common stock (other than shares already owned by Caribou Acquisition Corporation or in respect of which appraisal rights are validly exercised under Delaware law) was converted into the right to receive the same $16.00 per share, net to the seller in cash, without interest and less any applicable withholding taxes, that Caribou Acquisition Corporation paid in the tender offer. As a result of the merger, Convio common stock is no longer traded on the Nasdaq Global Select Market

A copy of the press release Blackbaud issued in this regard is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) will be filed by an amendment to this report on Form 8-K within 71 calendar days after May 10, 2012.

(b)	Pro Forma Information

The pro forma financial information required by this Item 9.01(b) will be filed by an amendment to this report on Form 8-K within 71 calendar days after May 10, 2012.

(d)	Exhibits

Exhibit No.	Description

10.58	Guaranty Agreement dated as of May 4, 2012, by certain subsidiaries of Blackbaud, Inc., as Guarantors, in favor of JP Morgan Chase Bank, N.A., as Administrative Agent.

99.1	Press release dated on May 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: May 7, 2012	/s/ Anthony W. Boor
Anthony W. Boor,
Senior Vice President and Chief Financial Officer